EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Technip’s Registration Statement on Form S-8 423 Stock Purchase Plan of our report dated March 21, 2001 relating to the consolidated financial statements of Coflexip S.A. as of and for the year ended December 31, 2000 that appear on Pages F-97 to F-127 of the Annual Report on Form 20-F of Technip (formerly Technip-Coflexip) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

Paris La Défense, France

December 1, 2003

ERNST & YOUNG Audit

/s/ François Carrega

Represented by François Carrega